Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 2, 1996, on our audits of the consolidated financial statements and financial statement schedule of Videonics, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 1995.



                                                /s/   Coopers & Lybrand LLP
                                                      =====================
                                                      COOPERS & LYBRAND LLP
                                                      San Jose, California
                                                      January 30, 1997